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                                                                      EXHIBIT 21

The following table sets forth the name and jurisdiction of incorporation of the Registrant's significant subsidiaries. All subsidiaries are 100% owned except as noted.

                                                             Jurisdiction of
Name of Subsidiary                                           Incorporation
UNITED STATES:
Applied Power International Ltd.                             Nevada
Applied Power Investments II Inc.                            Nevada
Barry Controls Corporation                                   Delaware
Barry Wright Corporation                                     Massachusetts
Barry Wright Real Estate Corporation                         Nevada
Columbus Products Corporation                                Wisconsin
GB Electrical, Inc.                                          Wisconsin
Westfield Equipment Corporation                              Wisconsin
Wright Line Inc.                                             Massachusetts
Wright Line Real Estate Corporation                          Nevada

OUTSIDE THE UNITED STATES:
AP International Corporation                                 Barbados
APITECH Europa B.V.                                          Netherlands
APITECH Hydraulic GmbH                                       Germany
Applied Power Asia Pte. Ltd.                                 Singapore
Applied Power Australia Limited                              Australia
Applied Power Canada Ltd.                                    Ontario, Canada
Applied Power do Brasil Equipamente Ltda.                    Brazil
Applied Power Europa B.V.                                    Netherlands
Applied Power Export Corp.                                   U.S. Virgin Islands
Applied Power Far East Ltd.                                  Japan
Applied Power Finance B.V.                                   Netherlands
Applied Power Finance S.A.                                   France
Applied Power GmbH                                           Germany
Applied Power International, S.A.                            France
Applied Power International, S.A.                            Switzerland
Applied Power Italiana S.p.A.                                Italy
Applied Power Korea Ltd. (90% controlled)                    South Korea
Applied Power (Mexico) S.A. de C.V.                          Mexico
Applied Power Moscow                                         CIS
Applied Power New Zealand Limited                            New Zealand
Barry Controls GmbH                                          Germany
Barry Controls U.K. Ltd.                                     United Kingdom
BCI Barry Controls International GmbH                        Germany
DETEC                                                        Germany
Enerpac Asia Pte. Ltd.                                       Singapore
Enerpac Hydraulic Technology (India) Pte. Ltd.               India
Enerpac Limited                                              United Kingdom
Enerpac Nederland B.V.                                       Netherlands
Enerpac S.A.                                                 France
Power-Packer France S.A.                                     France
Norelem S.A.                                                 France
Power-Packer do Brasil Limitada                              Brazil
Power-Packer Espana, S.A.                                    Spain
Power-Packer Europa B.V.                                     Netherlands
Sanwa-Packer, Ltd. (34%)                                     Japan
Toyo Hydraulic Equipment Co., Ltd.                           Japan
Applied Power Holding GmbH                                   Germany


All of the foregoing subsidiaries are included in the consolidated financial statements filed herewith.